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                                  EXHIBIT 10.5

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement"), dated as of November __, 1998 is entered into by and between Adam Equities, Inc., a Nevada corporation ("Purchaser") and Pharma Labs, LLC, a Colorado limited liability company ("Seller"), GMP Laboratories of America, a California corporation, ("GMT") and Golden Pharmaceuticals, a Colorado corporation ("Golden").

         Purchaser and Seller are sometimes referred to collectively herein as the "Parties" and individually as "Party".

                                    RECITALS
         WHEREAS, Seller is primarily engaged in the business (the "Business") of manufacturing, packaging and distributing neutraceuticals, vitamins, medicinal herbs, minerals and other nutritional substances.

         WHEREAS, Purchaser desires to purchase certain of the assets of Seller set forth on Schedule I hereto (the "Assets") on an "as is, where is" basis. Such asset of Seller not desired to be purchased by Purchaser are referred to herein a the "Excluded Assets."

         WHEREAS, Purchaser desires to assume certain liabilities of Seller a more fully described in Sections 2.04 and 2.05 hereof

         WHEREAS, subject only to the limitations and exclusion contained in this Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the Assets.

         WHEREAS, Seller and Buyer acknowledge that this Agreement contemplates solely the sale of the Assets and not the sale of an ongoing business concern.

         WHEREAS, Buyer and Seller have entered in an Agreement for the operation of the business of Pharma Labs dated October 12, 1998, ("Operating Agreement") and desire to extend such Operating Agreement to December 1, 1998.

         WHEREAS, Buyer and GMP desire that Seller and Golden provide covenants that they shall not compete with either Buyer or GMP as hereinafter set forth;

         NOW THEREFORE, in consideration of the covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:



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

                                    AGREEMENT

                                    ARTICLE I

                                   DEFINITIONS

1.10 DEFINITIONS (A) The following terms used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no party to this Agreement shall be deemed to be an affiliate of any other party to this Agreement (including, without limitation, Seller) solely by reason of its ownership of common stock. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management or operations of such person.

         "Closing Date" means the date of the Closing, as set forth in Section 3.01.

         "Dollar" means U. S. Dollars unless otherwise specified.

         "Escrow Agent" shall mean Burrows Escrow.

         "Escrow Closing Date" shall be November 25, 1998.

         "Facility" means the facility located at 2931 E. La Jolla Street, Anaheim, California at which Seller currently conducts operations.

         "Lease Consents" means collectively the consents to the assignment and assumption of the Facilities Lease, the Telephone Lease and the Machine Lease.

         "Material Adverse Effect" means a material adverse effect or effect which would reasonably be expected to have a Material Adverse Effect on the Assets.

         "Operating Agreement" means the operating agreement in the form of Exhibit B hereto.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Sublease Agreement" means the sublease agreement, substantially in the form of Exhibit C hereto, to be entered into between the Parties on the Closing Date.



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                                   ARTICLE II

                                PURCHASE AND SALE

2.01 AGREEMENT TO SELL. At the Closing hereunder (as defined in Section 3.01 hereof) and except as otherwise specifically provided in this Section 2.01, Seller hereby grants, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to the Assets on an "as is, where is" basis free and clear of all liens, claims and encumbrances. The Parties shall execute the escrow instructions in the form attached hereto Exhibit "F."

In addition to the Assets, a copy of a list of which is attached as Exhibit "E," Golden shall cause to be delivered to Purchaser a "Scorpion!' equipment which was missing at the time of closing. Such Scorpio equipment may be used, shall be operational, and free and clear of all liens and encumbrances, and shall be delivered to Purchaser within six (6) months after the Close of Escrow.

2.02 AGREEMENT TO PURCHASE. At the Closing hereunder, Purchaser shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (as defined in Section 2.03 hereof). In addition, Purchaser assumes and agrees to pay, discharge or perform, as appropriate, certain liabilities and obligations of Seller only to the extent and as provided in Section 2.04 of this Agreement.

2.03 PURCHASE PRICE. The purchase price for the Assets (the "Purchase Price) is One Hundred Fifty Thousand ($150,000) and shall be paid to Seller, or its designee, on the Closing Date. Purchaser shall forthwith deposit the Purchase Price with the Escrow Agent.

2.04 ASSUMPTION OF LIABILITIES. In addition to paying the Purchase Price at the Closing, Purchaser hereby assumes, agrees to pay, discharge or perform as appropriate the following liabilities and obligations, and only those liabilities an none other, of Seller:

         (a) Security Agreement dated as of December 1, 1997 between Seller and Phoenix Leasing Incorporated secured by an IMA Zanasi Model 40F Capsule Filler Machine, and all promissory notes entered into by Seller pursuant to such security agreement (the "Machine Lease"); and

         (b) Lease dated as of August 20, 1996 between Seller and Steams County National Bank of Albany for Telco Toshiba DK1280 Digital Communications (the "Telephone Lease").

         The Machine Lease, the Telephone Lease and the Facilities Lease (as defined in Section 2.05) shall be collectively referred to as the "Leases".

2.05 FACILITIES LEASE. On the Closing Date. Purchaser, agrees to pay, discharge and perform, as appropriate all of Seller's rights, liabilities and obligations under that certain Lease dated December 8, 1997 by and between Seller, Golden



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Pharmaceuticals, Inc. ("GPI") and ES2 Partners for real estate located at 2931
E. La Jolla Street, Anaheim, California (the "Facilities Lease") pursuant to the terms of the Sublease, a copy of which is attached hereto as Exhibit "C." Purchaser shall provide any required documents to DSA Associates prior to close of escrow. Any repairs to the roof, HVAC, ceiling tile and other elements of the work being performed on the property (as of the close of escrow) shall be agreed to by DSA, GMP and GPI in writing in advance to bring the facility to a satisfactory condition as of close of escrow. The costs to repair the facility shall be borne as follows:

         (a) The first twenty thousand dollars ($20,000) shall be paid by GUT;

         (b) Any amount in excess of twenty thousand dollars shall be paid by GPI.

Both GUT and GPI reserve the right to object to any assessment made by the DSA with respect to the condition of the property and any claim made by DSA or anyone else with regard to the condition of the property as of close of escrow. Any assessments or repairs due by either GMP or GPI shall be paid according to the terms of the Facilities Lease.

GPI shall be held harmless from any additional costs or claims relating to the property with respect to the condition of the Property after close of escrow, or any rental payment or other obligation that may become due under the terms of the Facilities Lease that may become due in the future.

2.06 BULK SALES ESCROW. On the Closing Date, the Parties and the Escrow Agent shall enter into the Escrow Agreement pursuant to which the Escrow Agent shall hold the Purchase Price in escrow ("Escrow") for the benefit of the Seller to be distributed pursuant to Division 6 of the California Uniform Commercial Code (the "Bulk Sales Law") and pursuant to the Escrow Agreement.

2.07 OPERATION OF FACILITY UNTIL CLOSE OF ESCROW. The Property shall continue to be operated by Purchaser pursuant to the Operation Agreement until Close of Escrow. Operating expenses, rent (including taxes, insurance and maintenance, utilities, etc.) will continue being paid by Purchaser on a timely basis until escrow closes, pursuant to the Operating Agreement, and Purchaser will continue to fulfil as many of Pharma Labs' customers' orders as practical under the Operating Agreement.

2.08 OTHER MATTERS RELATING TO OPERATION. Any items belonging to Pharma France or associated parties, will be removed from the external premises under pre-scheduled and supervised condition within ten (10) days from the signing of this Agreement at their expense.

GPI will maintain its insurance with Lockton Agency and GMP will maintain its coverage in Clarendon America Insurance during the period between the signing of this Agreement and the close of escrow.


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In order to expedite the completion of the documents in California, GPI will pay
$2,000 at the close of escrow as its share toward legal fees and expenses associated with the processing of the documents. Smith & Ure does not represent Seller or Golden.

                                   ARTICLE III

                                     CLOSING

3.01 CLOSING. The closing (the "Closing") of the sale and purchase of the Assets shall take place at such location as may be mutually agreed upon in writing by Purchaser and Seller concurrently with the execution of this Agreement (the "Closing Date"). The obligations of each of the Parties to consummate the Closing are subject to and shall be conditioned on the satisfaction or written waiver (in whole or in part) by each of Buyer and Seller of each of the following conditions on or prior to the closing Date:

         (a) No provision of any applicable law or regulation and no judgement, injunction, order or decree shall (i) make the consummation of the transactions contemplated hereby illegal; or (ii) prohibit the consumption of the Closing; and

         (b) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgement of Purchaser or Seller could, directly or indirectly result in any of the consequences referred to above.

3.02 ITEMS TO BE DELIVERED AT CLOSING. At the Closing and subject to the terms and conditions herein contained:

         (a)      Seller shall deliver to Purchaser the following:

                  (i) a Bill of Sale and Assignment and Assumption Agreement "Bill of Sale") executed by Seller, in the form of Exhibit A.

                  (ii) all of the assets and other personal property identified Exhibit E.

                  (iii) a copy of this Agreement duly and validly executed by the Seller; and

                  (iv) a copy of the Operating Agreement duly and validly executed by the Seller and simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession of the Assets.

                  (v) a copy of the Non Compete Agreement duly and validly executed by the Seller and Golden, a copy of which is attached hereto as Exhibit D.



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                  (vi) a copy of the Sublease, duly and validly executed by
                  Seller, attached as Exhibit C.

         (b)      Purchaser shall deliver to Seller the following:

                  (i) a copy of the Sublease Agreement duly and validly executed by Purchaser;

                  (ii) counterpart signatures to the Bill of Sale;

                  (iii) a copy of this Agreement duly and validly executed by the Purchaser;

                  (iv) a copy of the Operating Agreement duly and validly executed by the Purchaser; and

                  (v) a copy of the Non Compete Agreement duly and validly executed by the Purchaser and GUT.

         (c) Purchaser shall forthwith deliver to the Escrow Agent the following:

                  (i) the Purchase Price; and

                  (ii) a copy of the Escrow Agreement.

         (d) Seller shall forthwith deliver to the Escrow Agent a copy of the Escrow Agreement duly and validly executed by the Seller.

3.03 FURTHER ASSURANCES. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of the Assets, or to better enable Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by Purchaser at the Closing pursuant to Sections 2.04 and
2.05 hereof. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

3.04 CONSUMMATION OF CLOSING. All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing, and none of such acts, deliveries or confirmations shall be effective unless and until the last of the same shall have occurred.

3.05 TRUST ACCOUNT AT SMITH & URE. The purchaser shall forthwith deposit into an interest bearing trust account for the benefit of purchaser the sum of Three Hundred and Seven Thousand Dollars ($307,000), which account shall be held at



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the Bank of Yorba Linda. At close of escrow, which is specifically conditioned upon the simultaneous close of the Burrows Escrow referred to above, and the delivery by Seller to Purchaser of each item set forth in Section 3.02, Smith & Ure shall deliver cash or a cashier's check to payable to Golden, or its assigns, in the amount of $307,000. Any interest which shall have accrued in the trust account between the date of its deposit and the close of escrow shall accrue to the benefit of the purchaser.

         The $307,000 paid to Golden pursuant to this provision is allocated as follows:

         (a) $250,000 represents the consideration for the Non-Compete Agreement, a copy of which is attached hereto as Exhibit "D".

         (b) $57,000 which represents a security deposit paid by Golden to the landlord for the billing, as more fully set forth in a Sublease, attached hereto as Exhibit "C."

         As a result of the reimbursement by the purchaser to Golden of the $57,000, representing the lease deposit, the deposit held by the landlord shall accrue to and be assigned to the purchaser. The seller and Golden each disclaims any interest whatsoever in the security deposit held by the landlord. Purchaser, or its assigns, may at its option, terminate the lease agreement with the consent of the landlord. Purchaser may, with the consent of the landlord, purchase the real property and have credited to the purchaser any security deposit held by the landlord. In the event of a termination of a lease, or any other matter of or concerning the lease, Purchaser shall receive a credit for the deposit held by the Landlord.

Smith & Ure may deduct from such funds $2,000 as set forth in paragraph 2.09.

3.06 INTEREST ON DEPOSITS IN TRUST OR IN ESCROW. Any interest accrued with respect to funds deposited in the trust account shall be credited to Buyer.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser that:

4.01 CORPORATE EXISTENCE. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Business by it requires it to be so qualified, except for those jurisdictions where failure to be so qualified, individually or in the aggregate would not have a Material Adverse Effect.

4.02 POWER AND AUTHORIZATION. Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in



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accordance with the provisions hereof (the "Seller's Documents") will be duly executed and delivered on behalf of Seller by duly authorized officers of Seller, and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms except as the same may be limited by bankruptcy, moratorium, fraudulent conveyance and similar laws affecting creditors rights generally and to the application of general equitable principles.

4.03 VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC The execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to: (a) any existing law, ordinance, or governmental rule or regulation to which Seller is subject; (b) any judgment, order, writ injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller; or (c) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Seller is a party or by which Seller is otherwise bound.

4.04 TITLE TO PROPERTIES. Seller has good, valid and marketable title to the Assets free and clear of all liens, claims and encumbrances.

4.05 CONSENTS. Except for the Lease Consents, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with the Seller is required by or with respect to the Seller in connection with the execution and delivery of this Agreement or any of Seller's Documents or the consummation of the transactions contemplated hereby and thereby.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                                  OF PURCHASER

         Purchaser hereby represents and warrants to Seller that:

5.01 POWER AND AUTHORIZATION. Purchaser has the legal capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms except as the same may be limited by bankruptcy, moratorium, fraudulent conveyance and similar laws affecting creditors rights generally and to the application of general equitable principles.

5.02 VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC. The execution, delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to: (a) any existing law, ordinance, or



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governmental rule or regulation to which Purchaser is subject; (b) any judgment, order, writ injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser; or
(c) any mortgage indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser is otherwise bound.

5.03 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with the Purchaser is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or any related agreement to which the Purchaser is a party or the consummation of the transactions contemplated hereby an thereby.

                                   ARTICLE VI

                             FAILURE TO CLOSE ESCROW

6.01 TERMINATION. Purchaser and Seller acknowledge that if the Escrow fails to close by December 1, 1998, Purchaser shall be entitled to a return of the Purchase Price, less expenses withheld pursuant to the Operating Agreement; Seller shall be entitled to a return of the Assets and all other actions necessary to return the parties to their positions, prior to the execution hereof shall be undertaken by the Parties.

6.02 EXTENSION. If escrow cannot close as otherwise set forth in the escrow instructions, (i) Seller reserves the right to extend the close of escrow an additional 15 days upon written request to buyer, or (ii) Buyer reserves the right to extend the close of escrow an additional 30 days upon written request to seller.

6.03 RETURN OF SUMS ON DEPOSIT. In the event escrow fails to close on or before December 1, 1998, unless otherwise extended as set forth in Section 6.02, then all sums paid by Purchaser, less reasonable costs of escrow to be borne by Purchaser, shall be paid by escrow to Purchaser upon receipt from Purchaser of a certified or registered letter that Purchaser is terminating the escrow. Escrow Agent shall immediately issue good funds to Purchaser of any amounts deposited by Purchaser, less expenses as set forth in this paragraph. Escrow Agent shall have no responsibility to either party after payment of the sum to Purchaser pursuant to this paragraph.

6.04 RETURN OF SUMS HELD IN SMITH & URE TRUST ACCOUNT. In the event escrow fails to close on or before December 1, 1998, unless otherwise extended as set forth in Section 6.02, then all sums deposited by Purchaser, less reasonable costs of escrow to be borne by Purchaser, shall be paid by Smith & Ure Trust Account to Purchaser upon receipt from Purchaser of a certified or registered letter that Purchaser is terminating the escrow. Smith & Ure shall immediately issue good funds to Purchaser of any amounts deposited by Purchaser, less expenses as set forth in this paragraph. Smith & Ure shall have no responsibility to either party after payment of the sum to Purchaser pursuant to this paragraph.



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6.05 RETURN OF ASSETS TO SELLER. If escrow fails to close though fault of GPI,
(which shall be defined to include any breach of this agreement, impossibility, mistake, or a negligent or intentional act or omission, including, but not limited to, the failure to transfer and convey the personal property free and clear of all liens and encumbrances as set forth in this Agreement), then all escrow funds held by Escrow Agent or Smith & Ure, less any unpaid and owing operating expenses, will be returned to purchaser, and all of the equipment on the "Revised Equipment List" returned to Seller. In the event AMS orders cannot be completed on a mutually satisfactory basis or AMS otherwise requests a return of their material, its materials or other monetary settlement will be returned to AMS immediately by Purchaser upon written request. Any material returned to AM S shall be FOB the Anaheim facility.

Purchaser shall not be required to pay any operating expenses, pursuant to the Operating Agreement, if escrow fails to close on or before December 1, 1998, if such failure to close is the fault of GPI, and either GPI or GMP elects to extend escrow pursuant to Section 6.02, for the period between December 1, 1998 and close of escrow.
All expenses for operating after December 1, 1998 shall be paid for-by Seller.

                                   ARTICLE VII

                              POST CLOSING MATTERS

7.01 INDEMNITY BY SELLER. Seller agrees to indemnify Purchaser against, and to hold Purchaser harmless from, all claims, suits, losses, liabilities, assessments, fines, judgment, costs, damages and expenses (including but not limited to reasonable attorney fees, including attorney fees necessary to enforce their rights to indemnification hereunder) ("Damages") arising out of, related to or resulting by reason of:

         (a) the breach of any of the warranties or agreement made by Seller in this Agreement;

         (b) the breach or default in performance by the Seller of any of the obligations or covenants to be performed by it hereunder;

         (c) any claim by any Person that Purchaser is liable for obligations of Seller, not expressly assumed by Purchaser hereunder; or

         (d) all other indebtedness, claims and liabilities, contingent or otherwise, of whatever kind or nature, relating to the Assets, the Leases or the operation of the Business by the Purchaser pursuant to the Operating Agreement arising prior the Closing Date.

7.02 INDEMNITY BY PURCHASER. Purchaser shall indemnify Seller, its officers, managers, agents, and employees, against, and to hold each of them harmless from any and all Damages arising out of, relating to or resulting by reason of:


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         (a)      the breach of any of the warranties or agreements made by
                  Purchaser in this Agreement;

         (b) the breach or default in the performance by Purchaser of any of the obligations or covenants to be performed by it hereunder;

         (c) any obligation or liability of Seller expressly assumed by Purchaser pursuant to the terms of this Agreement; or

         (d) all other indebtedness, claims and liabilities, contingent or otherwise, of whatever kind of nature, relating to the Assets, the Leases or the operation of the Business by the Purchaser pursuant to the Operating Agreement arising from and after the Closing Date.

7.03 UNDERTAKING BY PURCHASER. Purchaser shall within ten (10) business days following the Closing Date complete and deliver to each lessor or lender under the Leases all applications, forms, agreements, documents or other material requesting by such lessor or lender necessary in order for Purchaser to assume the obligations of Seller under each such Lease.

7.04 PROPERTY NOT PURCHASED. All property located at the Facility and not purchased by Purchaser pursuant to this Agreement shall be collected by Purchaser and placed in a separate room at the Facility as soon as possible. All such property will be removed by its owner under supervised conditions prior to the Escrow Closing Date.

                                   ARTICLE VII

                               GENERAL PROVISIONS

8.01 PAYMENT OF EXPENSES. Each party will bear all of its own costs incurred in connection with the transactions contemplated by this Agreement.

8.02 SALES, TRANSFER AND DOCUMENTARY TAXES, ETC. Purchaser shall pay all federal, state or local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale, use or transfer of the Assets in accordance herewith whether imposed by law on Seller or Purchaser and Purchaser shall indemnify, reimburse and hold harmless Seller in respect of the liability for payment of or failure to pay any such sales, documentary and other transfer taxes or the filing of or failure to file any reports required in connection therewith.

8.03 CONTENTS OF AGREEMENT, PARTIES IN INTEREST, ETC. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

8.04 ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.


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8.05 WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

8.06 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be deemed to have been given if delivered personally, mailed by certified mail (return receipt requested) or sent by cable, telegram, telecopier or recognized overnight delivery service to the parties at the following addresses or at such other addresses as, specified by the parties by like notice, as follows:

                 If to Purchaser, to:

                 Adam Equities Inc.
                 3880 East Eagle Drive
                 Anaheim, California 92807
                 Telephone: (714)630-2467
                 Facsimile: (714)237-1354

                 With a required copy to:

                 Smith & Ure
                 1800 North Broadway, Suite 200
                 Santa Ana, California 92706
                 Attention: Steven C. Smith, Esq.
                 Telephone: (714)550-7720
                 Facsimile: (714)550-1251

                 If to Seller, to:

                 Pharma Labs, LLC
                 c/o Golden Pharmaceuticals, Inc.
                 3000 West Warner Avenue
                 Santa Ana, California 92704
                 Attention: Charles R. Drummond
                 Telephone: (714)754-2440
                 Facsimile: (714)754-5745

                 With a required copy to:

                 Morrison & Foerster, LLP
                 5200 Republic Plaza
                 370 Seventeenth Street
                 Denver, Colorado 80202


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                 Attention: Warren L. Troupe, Esq.
                 Telephone: (310) 592-1500
                 Facsimile: (310) 592-1510

8.07 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

8.08 NO BENEFIT TO OTHERS. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

8.09 PUBLIC ANNOUNCEMENTS. The Parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement of the transactions contemplated hereby and, except as may be required by applicable law will not issue any such press release, or make any such public statement prior to such consultation.

8.10 HEADINGS, GENDER AND "PERSON." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and constructed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

8.11 SCHEDULES AND EXHIBITS. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

8.12 SEVERABILITY. Any provision of this Agreement which is invalid or enforceable in any jurisdiction shall be ineffective to the extent to such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

8.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts any party hereto may execute any such counterpart, each of which when executed and delivered. shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

8.14 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer or person as of the day and year first above written.


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

                                            PURCHASER

                                            ADAM EQUITIES, INC
                                            A Nevada corporation


                                            By:
                                               ---------------------------------


                                            SELLER

                                            PHARMALABS, LLC
                                            A Colorado limited liability company


                                            By:
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            GMP LABORATORIES OF AMERICA,
                                            A California corporation


                                            By:
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            GOLDEN PHARMACEUTICALS, INC.
                                            A Colorado corporation


                                            By:
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------



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